UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 29, 2008

(Date of earliest event reported)

Timberline Resources Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51549

_____________________________________

Idaho	82-0291227
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 664-4859

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

On December 29, 2008, Timberline Resources Corporation (the “Company”) amended the employment agreements of Paul Dircksen, Randal Hardy and John Swallow to ensure full documentary compliance with section 409A of the Internal Revenue Code (“section 409A”). The employment agreements were previously entered into between the Company and each of Mr. Dircksen and Mr. Swallow on March 15, 2006 and between the Company and Mr. Hardy on August 27, 2007.

To ensure full documentary compliance with section 409A, sections were added to each of the employment agreements of Mr. Dircksen, Mr. Hardy and Mr. Swallow which provide that the employment agreements of Mr. Dircksen, Mr. Hardy and Mr. Swallow shall be interpreted in a manner consistent with section 409A and shall be operated in compliance with the requirements of section 409A. To that effect, the amendments to the employment agreements state that the term “termination from employment” contained in the employment agreements shall be interpreted consistently with the term “separation from service” set forth in section 409A. The amendments further provide that the payment of severance benefits shall commence within thirty (30) days of a separation from service, unless as of the date of separation from service the employee is a “specified employee”, whereby the payment of severance benefits will commence on the first day of the seventh month following the employee’s separation from service.

The foregoing is a summary description of the material amendments to the employment agreements of Mr. Dircksen, Mr. Hardy and Mr. Swallow. The full text of the employment agreements and the amendments thereto are attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amended Employment Agreement of Mr. Paul Dircksen dated December 29, 2008
10.2	Amended Employment Agreement of Mr. Randal Hardy dated December 29, 2008
10.3	Amended Employment Agreement of Mr. John Swallow dated December 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERLINE RESOURCES CORPORATION
Date:	January 12, 2009	By:	/s/ Randal Hardy
Randal Hardy Chief Executive Officer, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended Employment Agreement of Mr. Paul Dircksen dated December 29, 2008
10.2	Amended Employment Agreement of Mr. Randal Hardy dated December 29, 2008
10.3	Amended Employment Agreement of Mr. John Swallow dated December 29, 2008